UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2026

MERCER INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Washington	000-51826	47-0956945
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1120, 700 West Pender Street, Vancouver, British Columbia, Canada, V6C 1G8

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (604) 684-1099

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $1.00 per share	MERC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Prepackaged Restructuring Pursuant to Restructuring Support Agreements

Mercer International Inc. (“Mercer”) and one non-operating subsidiary of Mercer (each, a “Company Party” and, together with their affiliates, the “Company”) intend to implement a comprehensive restructuring of the Company’s debt obligations and capital structure (the “Restructuring”) in accordance with the Restructuring Support Agreements (as defined below) with holders of (i)(a) approximately 85.3% of the aggregate outstanding principal amount of Mercer’s 12.875% Senior Notes due 2028 (the “2028 Senior Notes”) and (b) approximately 88.2% of the aggregate outstanding principal amount of Mercer’s 5.125% Senior Notes due 2029 (the “2029 Senior Notes” and, together with the 2028 Senior Notes, the “Senior Notes”), and (ii) approximately 50% of Mercer’s aggregate common stock (the “Existing Equity Interests”), pursuant to which such holders have committed, among other things, to vote in favor of the Plan (as defined below). The Restructuring is expected to be effectuated through a joint prepackaged plan of reorganization (the “Plan”) of Mercer and one non-operating subsidiary (the Company Parties that commence such cases, collectively, the “Debtors”) under voluntary cases (the “Chapter 11 Cases”) to be commenced under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code” and such chapter, “chapter 11”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”). The Company does not expect any operational impact from the Restructuring and plans to continue to operate its business as usual and to serve customers and pay vendors and employees in the ordinary course of business, with the Debtors operating as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Company expects to complete the Restructuring by the end of calendar year 2026. Mercer’s operating subsidiaries will not commence chapter 11 cases and will continue to operate their businesses as usual and in the ordinary course.

Pursuant to the Restructuring, holders of Senior Notes are expected to receive, among other things, their pro rata share of the Takeback Senior Secured Notes (as defined below), 91.5% of the New Common Stock (as defined below) and 56.5% of the New Convertible Preferred Stock (as defined below) (each subject to dilution as described below), and the right to participate in a fully backstopped rights offering of $420.0 million (inclusive of $20.0 million of original issue discount but exclusive of the Put Option Premium (as defined below)) of New Money Senior Secured Notes (as defined below). Holders of Existing Equity Interests are expected to receive their pro rata share of 8.5% of the New Common Stock and 3.5% of the New Convertible Preferred Stock (each subject to dilution as described below). General unsecured creditors are expected to be unimpaired under the Plan.

Capitalized terms used but not defined herein have the meanings given to them in the Restructuring Support Agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K (this “Current Report”).

Item 1.01	Entry into a Material Definitive Agreement.

Restructuring Support Agreements

On November 2, 2026, the Company Parties entered into (i) a Restructuring Support Agreement with certain holders, or investment advisors, sub-advisors, or managers for the accounts of beneficial holders or beneficial holders, which such accounts or beneficial holders such investment advisors, sub-advisors, or managers have authority to bind or direct, of Senior Notes (collectively, the “Consenting Senior Noteholders”) and (ii) a Restructuring Support Agreement with materially similar terms with certain holders, or investment advisors, sub-advisors, or managers for the accounts of beneficial holders or beneficial holders, which such accounts or beneficial holders such investment advisors, sub-advisors, or managers have authority to bind or direct, of Existing Equity Interests (collectively, the “Consenting Equityholders” and, together with the Consenting Senior Noteholders, the “Consenting Stakeholders”) (in each case, together with all exhibits and schedules thereto, including the restructuring term sheet attached in each case thereto (the “Restructuring Term Sheet”), and together, the “Restructuring Support Agreements”).

As of the date of the Restructuring Support Agreements, the Consenting Senior Noteholders hold, own, or control approximately 87% of the aggregate outstanding principal amount of the Senior Notes and the Consenting Equityholders hold, own, or control approximately 50% of the aggregate outstanding amount of Existing Equity Interests.

The Restructuring Support Agreements contemplate that the Restructuring will be effectuated through the Plan, and the specific terms of the Restructuring will be further detailed in the Plan and the other definitive documents contemplated by the Restructuring Support Agreements.

Commitments and Representations

The applicable Company Parties and the Consenting Stakeholders have made certain customary commitments and representations in the Restructuring Support Agreements, including, among other things, to support and take all commercially reasonable actions reasonably necessary to facilitate the implementation and consummation of the Restructuring. Specifically, the Consenting Stakeholders have committed, among other things, to timely vote to accept the Plan and not to opt out of the releases provided under the Plan, and the Consenting Senior Noteholders have committed, during the Agreement Effective Period (as defined in the Restructuring Support Agreements), to forbear from exercising rights or remedies under the Existing Senior Notes Documents (as defined in the Restructuring Support Agreements) during the effectiveness of the Restructuring Support Agreement with the Consenting Senior Noteholders. The Company Parties have agreed, among other things, (i) to pay the reasonable and documented fees and expenses of the advisors to an ad hoc group of holders of Senior Notes Claims (as defined below) (the “Majority Ad Hoc Group”) and of the advisors to the trustees under the indentures governing the Senior Notes, (ii) not to enter into any commitment, agreement, amendment, waiver, forbearance, extension, or refinancing with respect to certain other indebtedness, or any new asset-based revolving credit facility, without the prior written consent of at least two unaffiliated Consenting Senior Noteholders holding at least 50.1% of the aggregate principal amount of the Senior Notes held by all Consenting Senior Noteholders (the “Required Consenting Senior Noteholders”), (iii) not to declare or pay dividends or repurchase equity, incur certain third-party indebtedness, or dispose of material assets outside the ordinary course of business, in each case subject to certain exceptions, (iv) not to seek or enter into any financing or other credit support from any governmental authority without the consent of the Required Consenting Senior Noteholders, and (v) to timely file all reports required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to take all commercially reasonable actions to list the New Common Stock on the New York Stock Exchange, the NASDAQ Capital Market, or other national securities exchange, on or as soon as reasonably practicable after the Plan Effective Date (as defined below), each in accordance with the terms of the Restructuring Support Agreements.

Milestones

The Restructuring Support Agreement with the Consenting Senior Noteholders contains certain milestones (the “Milestones”) relating to the progress of the Chapter 11 Cases, which include, among other things: (i) commencement of solicitation of votes on the Plan no later than one calendar day before the date on which the Chapter 11 Cases are commenced (the “Petition Date”); (ii) commencement of the Chapter 11 Cases no later than November 9, 2026; (iii) filing of the Plan, the disclosure statement relating to the Plan (the “Disclosure Statement”), and a motion seeking approval of the Disclosure Statement no later than one calendar day after the Petition Date; (iv) entry of an order conditionally approving the Disclosure Statement no later than three calendar days after the filing of the Disclosure Statement; (v) entry of an order approving the Debtors’ entry into the Backstop Commitment Letter (as defined below) (the “Backstop Order”) no later than twenty-two (22) calendar days after the Petition Date; (vi) entry of an order approving the Disclosure Statement and an order confirming the Plan (the “Confirmation Order”) no later than forty-five (45) calendar days after the Petition Date; and (vii) the occurrence of the date on which all conditions precedent to the effectiveness of the Plan have been satisfied in full or waived and the Plan becomes effective (the “Plan Effective Date”) no later than the earlier of (a) December 31, 2026 and (b) the date that is fourteen (14) calendar days after the Confirmation Order is entered. The Milestones may be extended with the prior written consent of the Required Consenting Senior Noteholders and the Company Parties.

Summary of Material Terms

The following is a summary of the material terms of the transactions contemplated by the Restructuring Support Agreements:

•

Senior Notes: Holders of Allowed (as defined in the Restructuring Support Agreements) claims on account of the Senior Notes (“Senior Notes Claims”) are expected to receive their pro rata share of (i) the right to participate in the Rights Offering described below, (ii) 91.5% of a voting class of common equity interests to be issued by Mercer, as reorganized pursuant to the Plan (“Reorganized Mercer”) on the Plan Effective Date (the “New Common Stock”), subject to dilution by the management incentive plan (the “MIP”), the New Common Stock issued as Stapled Equity (as defined below), and the New Convertible Preferred Stock (if converted), (iii) 56.5% of a new class of convertible preferred equity interests in an aggregate amount of $325.0 million (the “New Convertible Preferred Stock”), and (iv) $150.0 million of takeback senior secured notes (the “Takeback Senior Secured Notes”).

•

Rights Offering: Holders of Allowed Senior Notes Claims will be offered the right (the “Rights”) to purchase their pro rata share of new money senior secured notes (the “New Money Senior Secured Notes” and, together with the Takeback Senior Secured Notes and the Put Option Premium Notes (as defined below), the “New Senior Secured Notes”) in an aggregate principal amount of $420.0 million, inclusive of $20.0 million of original issue discount but exclusive of the Put Option Premium (the “Rights Offering”). Each participant that elects to receive its Rights will also receive its pro rata share of 40.0% of the New Common Stock and 40.0% of the New Convertible Preferred Stock (the “Stapled Equity”), which will be issued as separate securities and will each be separately transferable from one another and from the New Money Senior Secured Notes. The Rights Offering will be fully backstopped by certain members of the Majority Ad Hoc Group, as described below under “Backstop Commitment Letter.”

•

New ABL Facility: On the Plan Effective Date, the Reorganized Company (as defined in the Restructuring Support Agreements) will enter into a new asset-based revolving credit facility, which may be implemented through a global facility or one or more regional facilities (the “New ABL Facility”), in an aggregate principal amount of up to $300.0 million, reduced by the principal amount the lenders under the Canadian ABL Facility (as defined below) agree to reinstate, extend, or provide under a new or amended facility.

•

Other Existing Indebtedness: The Company Parties will use best efforts to negotiate an amendment to the credit agreement governing the existing Canadian asset-based revolving credit facility of certain of Mercer’s subsidiaries (the “Canadian ABL Facility”) extending its maturity by five years (the “Canadian ABL Amendment”), although neither the execution nor the consummation of the Canadian ABL Amendment is a condition to the Restructuring. Subject to any Canadian ABL Amendment, indebtedness under the Canadian ABL Facility will be reduced by at least $41.0 million on the Plan Effective Date. The existing German revolving credit facility of certain of Mercer’s subsidiaries (the “German RCF”) will be repaid in full and terminated, and any outstanding letters of credit thereunder will be either transferred to the New ABL Facility or cash collateralized. The Demand Loan Facility and the Canadian Standby L/C Facility (each as defined in the Restructuring Term Sheet) are expected to remain unchanged and outstanding or to receive such other treatment as is reasonably agreed to by the Company Parties, the Required Consenting Senior Noteholders, and the holder of the applicable facility.

•	General Unsecured Creditors: All other unsecured creditors, including ongoing trade claims, will be unimpaired and paid in full on the Plan Effective Date or in the ordinary course of business.

•

Existing Equity Interests: Existing Equity Interests will be cancelled, and holders of Existing Equity Interests are expected to receive their pro rata share of 8.5% of the New Common Stock and 3.5% of the New Convertible Preferred Stock, subject to dilution by the MIP and the New Convertible Preferred Stock (if converted). Existing Unexercised Equity Interests (as defined in the Restructuring Support Agreements), including unexercised options and warrants, will be cancelled without any distribution.

•

Management Incentive Plan: The Reorganized Company will adopt the MIP reserving up to 8.5% of the New Common Stock on a fully diluted basis for directors, officers, and employees of the Reorganized Debtors (as defined in the Restructuring Support Agreements), with structure, awards, and terms to be determined by the Reorganized Board (as defined in the Restructuring Support Agreements) after the Plan Effective Date.

Termination. Each of the parties to the Restructuring Support Agreements may terminate the applicable agreement under certain circumstances and subject to the terms set forth therein, including, among other things: (i) in the case of the Required Consenting Senior Noteholders, the failure to meet a Milestone, certain uncured material breaches by any Company Party, the termination of the Backstop Commitment Letter, or if any Company Party seeks or obtains an order of the Bankruptcy Court authorizing the rejection of the Restructuring Support Agreement with the Consenting Senior Noteholders; (ii) in the case of the Company, certain uncured material breaches by the Consenting Senior Noteholders or the Consenting Equityholders, as applicable, or the termination of the Backstop Commitment Letter; (iii) in the case of the Consenting Equityholders, certain uncured material breaches by the Company Parties or the termination of the Restructuring Support Agreement with the Consenting Senior Noteholders; (iv) the mutual agreement of the Company Parties and the Required Consenting Senior Noteholders or the requisite Consenting Equityholders, as applicable; and (v) in the case of the Company, upon written notice that any Company Party has made a Fiduciary Out Determination (as defined in the Restructuring Support Agreement with the Consenting Senior Noteholders), being a determination by its board of directors or similar governing body, acting reasonably, in good faith after consultation with outside counsel, that proceeding with the Restructuring would be inconsistent with the exercise of its fiduciary duties under applicable law. The Restructuring Support Agreements terminate automatically on the Plan Effective Date.

Consummation. Consummation of the Restructuring is subject to, among other things, confirmation of the Plan by the Bankruptcy Court, receipt of required regulatory approvals, entry into and funding of the New ABL Facility, funding of the New Senior Secured Notes, and payment of the Put Option Premium. Accordingly, no assurance can be given that the transactions contemplated by the Restructuring Support Agreements will be consummated.

The foregoing description of the Restructuring Support Agreements is not complete and is qualified in its entirety by reference to the Restructuring Support Agreement with the Consenting Senior Noteholders and the Restructuring Support Agreement with the Consenting Equityholders, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report and are hereby incorporated by reference into this Item 1.01.

Backstop Commitment Letter

On November 2, 2026, the Company Parties entered into a Backstop Commitment Letter (the “Backstop Commitment Letter”) with certain members of the Majority Ad Hoc Group (the “Backstop Parties”). The following is a summary of the material terms of the transactions contemplated by the Backstop Commitment Letter:

•

Rights Offering: The Backstop Commitment Letter provides that, as contemplated by the Restructuring Support Agreement with the Consenting Senior Noteholders, the Company Parties will conduct the Rights Offering pursuant to the Plan, in which each Rights Offering Participant (as defined in the Restructuring Support Agreements) will be offered the right to purchase its pro rata share of New Money Senior Secured Notes having, before inclusion of the Put Option Premium, an aggregate principal amount of $420.0 million, as it may be reduced in accordance with the Restructuring Term Sheet (the “New Money Amount”), and each Rights Offering Participant that exercises its Rights will receive its pro rata share of the Stapled Equity. The Company Parties may not change the record date or the subscription deadline for the Rights Offering without the prior written consent of the Required Backstop Parties (as defined below).

•

Commitments: The Backstop Commitment Letter provides that, subject to the terms and conditions therein, each Backstop Party has agreed, severally and not jointly, to give the Company Parties the right to require such Backstop Party to (i) exercise in full all Rights distributed to it in respect of Senior Notes held by it and purchase, at the Closing (as defined below), the New Money Senior Secured Notes subscribed for thereby (the “Primary Commitments”) and (ii) purchase, at the Closing, its Backstop Commitment Percentage (as set forth in the Backstop Commitment Letter) of all New Money Senior Secured Notes not subscribed for in the Rights Offering (the “Backstop Commitments”), in each case subject to a cap equal to such Backstop Party’s Backstop Commitment Percentage of the New Money Amount.

•

Funding Defaults: If a Backstop Party fails to fund all or any portion of its Primary Commitment or Backstop Commitment by the applicable funding deadline (a “Defaulting Backstop Party”), each non-defaulting Backstop Party has the right, but not the obligation, to elect to purchase up to its adjusted pro rata share (based on Backstop Commitment Percentages of the non-defaulting Backstop Parties) of the New Money Senior Secured Notes that the Defaulting Backstop Party failed to fund, which notes will be accompanied by the related Stapled Equity, together with a corresponding portion of the Put Option Premium that would have been payable to the Defaulting Backstop Party. A Defaulting Backstop Party is not entitled to receive any portion of the Put Option Premium.

•

Put Option Premium: The Backstop Commitment Letter provides that, as consideration for the Company Parties’ right to require the Backstop Parties to fund their Primary Commitments and Backstop Commitments, the Company Parties will pay to the Backstop Parties, on the Plan Effective Date, a nonrefundable put option premium equal to $56.0 million in the aggregate (the “Put Option Premium”), allocated pro rata based on each Backstop Party’s Backstop Commitment Percentage, in the form of additional New Money Senior Secured Notes in an aggregate principal amount equal to the Put Option Premium (the “Put Option Premium Notes”), which will be fungible with the other New Money Senior Secured Notes and will not reduce the New Money Amount. If the Backstop Commitment Letter is terminated prior to the Plan Effective Date for any reason other than a breach by the Backstop Parties, the Put Option Premium is payable in cash on the earlier of twenty (20) business days after such termination and the consummation of an Alternative Transaction (as defined in the Restructuring Support Agreements). The Put Option Premium is fully earned as of the date of the Backstop Commitment Letter and will be deemed an administrative expense claim.

•

Backstop Order: The Company Parties are required to file a motion seeking entry of the Backstop Order no later than one (1) business day after the Petition Date and to obtain entry of the Backstop Order no later than twenty-two (22) days after the Petition Date (the “Backstop Order Deadline”); provided that if the Bankruptcy Court (as defined in the Restructuring Support Agreements) is unavailable to hold a hearing on such motion on or prior to such date for reasons not attributable to any act or omission of the Company Parties, the Backstop Order Deadline shall automatically be extended to the first date thereafter on which the Bankruptcy Court is available to hold such hearing, but in no event later than twenty-eight (28) days after the Petition Date. The Backstop Order Deadline may be extended only with the prior written consent of the Required Backstop Parties.

•

Indemnification: The Company Parties have agreed, jointly and severally, to indemnify the Backstop Parties and their related parties, subject to customary exceptions, including for losses resulting from fraud, bad faith, willful misconduct, or material breach by the indemnified party.

The occurrence of the Plan Effective Date and the consummation of the Rights Offering (the “Closing”), including the obligations of the Backstop Parties to fund their Primary Commitments and Backstop Commitments, are subject to the satisfaction or waiver by the Required Backstop Parties of certain conditions, including, among other things, that (i) the Backstop Commitment Letter and the Restructuring Support Agreement with the Consenting Senior Noteholders shall remain in full force and effect, and the Company Parties shall be in compliance in all material respects with such Restructuring Support Agreement, including the Milestones, (ii) the Bankruptcy Court shall have entered the Backstop Order and the Confirmation Order, which shall have become a final order, and all conditions to the Plan Effective Date shall have been satisfied or waived, (iii) the Rights Offering shall have been conducted and New Money Senior Secured Notes in an aggregate principal amount equal to the New Money Amount shall have been subscribed for and purchased, and (iv) the Company Parties shall have issued the Put Option Premium Notes. The Backstop Commitment Letter terminates automatically upon the earliest of, among other things, (a) the termination of the Restructuring Support Agreement with the Consenting Senior Noteholders as to all parties thereto, (b) the Closing, and (c) 5:00 p.m. (Eastern Time) on December 31, 2026 (which time shall be automatically extended for thirty (30) additional calendar days if the Plan Effective Date has not occurred solely because required Regulatory Approvals have not yet been obtained), subject to extension by up to 30 days with the written consent of the Backstop Parties that are not Defaulting Backstop Parties holding at least 50.1% of the aggregate Backstop Commitment Percentages (the “Required Backstop Parties”), and may be terminated by the Required Backstop Parties upon written notice following a material breach by any Company Party that remains uncured for five (5) business days after written notice or the failure of the Company Parties to comply with the deadline for entry of the Backstop Order.

The foregoing description of the Backstop Commitment Letter is not complete and is qualified in its entirety by reference to the Backstop Commitment Letter, a copy of which is filed as Exhibit 10.3 to this Current Report and is hereby incorporated by reference into this Item 1.01.

2028 Senior Notes Supplemental Indenture

On October 30, 2026, Mercer entered into a Second Supplemental Indenture (the “2028 Notes Supplemental Indenture”) with Computershare Trust Company, N.A., as trustee (the “2028 Senior Notes Trustee”), to the Indenture, dated as of September 21, 2023, between Mercer and the 2028 Senior Notes Trustee (as supplemented by the First Supplemental Indenture, dated as of April 15, 2026, between Mercer and the 2028 Senior Notes Trustee, the “2028 Senior Notes Indenture”), governing the 2028 Senior Notes. Mercer and the 2028 Senior Notes Trustee entered into the 2028 Notes Supplemental Indenture following receipt of consents from holders of at least a majority in aggregate principal amount of the outstanding 2028 Senior Notes, in accordance with Section 9.02 of the 2028 Senior Notes Indenture.

The 2028 Notes Supplemental Indenture amends Section 6.01(1) of the 2028 Senior Notes Indenture by extending the grace period for the payment of interest due on the 2028 Senior Notes from 30 calendar days to 90 calendar days.

As previously disclosed in Mercer’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 2, 2026, Mercer elected not to make the approximately $25.8 million interest payment due October 1, 2026 on the 2028 Senior Notes and instead elected to utilize the 30-day grace period provided under the 2028 Senior Notes Indenture, the use of which did not constitute an Event of Default (as defined in the 2028 Senior Notes Indenture) under the 2028 Senior Notes Indenture.

The foregoing descriptions of the 2028 Notes Supplemental Indenture and the 2028 Notes Indenture do not purport to be complete and are qualified in their entirety by reference to the full text of the 2028 Notes Supplemental Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report and is hereby incorporated by reference into this Item 1.01, and the 2028 Notes Indenture, which is incorporated herein by reference to Exhibit 4.1 to Mercer’s Current Report on Form 8-K filed with the SEC on September 21, 2023.

Item 7.01	Regulation FD Disclosure.

Press Release

On November 2, 2026, Mercer issued a press release announcing the Company Parties’ entry into the Restructuring Support Agreements and the Backstop Commitment Letter. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is hereby incorporated by reference into this Item 7.01.

Cleansing Material

Mercer entered into confidentiality agreements (the “Confidentiality Agreements”) with certain holders of the Senior Notes (the “Creditors”), including certain of the Consenting Senior Noteholders. The Confidentiality Agreements facilitated Mercer’s ability to engage in discussions with the Creditors regarding one or more potential restructuring transactions (a “Potential Transaction”). Pursuant to the Confidentiality Agreements, Mercer agreed to publicly disclose certain confidential information previously disclosed to the Creditors (collectively, the “Cleansing Material”) upon the occurrence of certain events set forth in the Confidentiality Agreements. The Cleansing Material attached as Exhibit 99.2 hereto was prepared as of an earlier date and is being furnished in satisfaction of Mercer’s public disclosure obligations under the Confidentiality Agreements.

Cautionary Note on Information Regarding Projections

The financial projections, prospective financial information and forecasts (collectively, the “Projections”) included in the Cleansing Material were not prepared with a view towards public disclosure or compliance with the published guidelines of the SEC or the guidelines established by the Public Company Accounting Oversight Board for the presentation and preparation of “prospective financial information.” The Company generally does not publicly disclose detailed prospective financial information. The Projections were prepared solely for the limited purpose of providing information in connection with the Company’s discussions about a Potential Transaction and should not be relied on to make an investment decision with respect to the Company.

The Projections have been prepared by, and are the responsibility of, the Company’s management. The Projections do not purport to present the Company’s financial condition in accordance with generally accepted accounting principles in the United States (“GAAP”). Neither the Company’s independent registered public accounting firm nor any other independent accountant has audited, reviewed, examined, compiled, or performed any procedures with respect to the Projections and, accordingly, none has expressed any opinion or any other form of assurance on such information or its achievability and none assumes any responsibility for the Projections.

The inclusion of the Projections should not be regarded as an indication that the Company or any other person considered, or now considers, the Projections to be a reliable prediction of future events, and does not constitute an admission or representation by any person that the expectations, beliefs, opinions, and assumptions that underlie such forecasts remain the same as of the date of this Current Report, and readers are cautioned not to place undue reliance on the prospective financial information.

The estimates and assumptions underlying the Projections are subject to significant economic and competitive uncertainties and contingencies, which are difficult or impossible to predict accurately and many of which are beyond the control of the Company and may not prove to be accurate. The Projections also do not reflect future changes in general business or economic conditions, or any other transaction or event that may occur and that was not anticipated at the time this information was prepared. The Projections are not, and should not be regarded as, a representation that any of the expectations contained in, or forming a part of, the Projections will be achieved. The Projections are forward-looking in nature. Further, the Projections relate to multiple future years and such information by its nature becomes less predictive with each succeeding day.

The Projections include non-GAAP financial measures, as described in the Cleansing Material. The Company cannot provide a reconciliation between the non-GAAP financial measures included in the Projections and the most directly comparable GAAP measures without unreasonable efforts because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items required for the reconciliation. These items are uncertain, depend on various factors and could have a material impact on GAAP reported results.

The information included in this Current Report under Item 7.01 and Exhibits 99.1 and 99.2 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filings. The information set forth in this Current Report and the exhibits attached hereto is not an offer to sell or exchange, or a solicitation of an offer to buy, any securities, or a solicitation of consents with respect to any securities.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause the Company’s actual results to differ materially from those indicated in the forward-looking statements. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, including estimates, forecasts, and projections about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans, and objectives and the Company’s industry and market growth. Words such as “could,” “will,” “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” “forward” or “continue” and similar expressions are used to identify forward-looking statements. All statements in this Current Report that are not historical are forward-looking statements, including statements regarding the timing and implementation of the transactions contemplated by the Restructuring Support Agreements and the Backstop Commitment Letter, the intent to solicit approval of the Plan and to implement the transactions contemplated by the Restructuring Support Agreements and file the anticipated Chapter 11 Cases, the Company’s ability to continue operating in the ordinary course, including continuing to serve customers and pay vendors and employees in the ordinary course, and the potential benefits of the transactions contemplated by the Restructuring Support Agreements, and the potential effects of such transactions on the Company’s financial position, capital structure, outstanding debt, interest expense, profitability and growth. Actual results could differ materially due to a number of factors, including, but not limited to, risks and uncertainties associated with the anticipated Chapter 11 Cases; the effects of the anticipated Chapter 11 Cases on the Company and the Company’s relationship with its various stakeholders, including vendors, suppliers, partners and customers; the Company’s ability to develop and implement the transactions contemplated by the Restructuring Support Agreements and whether the Plan will be approved by the Bankruptcy Court and the ultimate outcome of the anticipated Chapter 11 Cases in general; the length of time the Company will operate under the anticipated Chapter 11 Cases; the potential adverse effects of the anticipated Chapter 11 Cases on the Company’s liquidity and results of operations; the Company’s ability to confirm and consummate the Plan in the event that either of the Restructuring Support Agreements or the Backstop Commitment Letter is terminated; the Company’s ability to satisfy the significant conditions and milestones in the Restructuring Support Agreements; the timing or amount of any recovery, if any, to the Company’s stakeholders; uncertainty regarding the Company’s ability to retain key personnel; increased administrative and legal costs related to the anticipated Chapter 11 Cases; changes in the Company’s ability to meet its financial obligations during the Chapter 11 Cases and to maintain contracts that are critical to its operations; the effectiveness of the overall restructuring activities pursuant to the anticipated Chapter 11 Cases and any additional strategies that the Company may employ to address its liquidity and capital resources and achieve its stated goals; the actions and decisions of equity holders, creditors, regulators, and other third parties that have an interest in the anticipated Chapter 11 Cases, which may interfere with the ability to confirm and consummate the Plan and implement the transactions contemplated by the Restructuring Support Agreements; risks relating to the potential delisting of the Company’s common stock from the Nasdaq Global Select Market and future quotation of the common stock; the highly cyclical nature of the Company’s business; cyclical fluctuations in the price and supply of the Company’s raw materials, particularly fiber; inflation or a sustained increase in the Company’s key production and other costs, which would lead to higher manufacturing costs and could reduce the Company’s margins; disruptions in the global and European economies caused by geopolitical conflicts, including in the Middle East and Ukraine; the impacts of changes in international trade policies, including tariffs, duties or other trade barriers imposed by the United States or other nations; intense competition in the forest products industry; risks associated with climate change and social and governmental responses thereto; fluctuations in prices and demand for lumber and mass timber products; declines in demand for the Company’s solid wood segment lumber products due to competing technologies or materials; material disruptions to the Company’s production; the substantial capital requirements of the Company’s operations and the risk that the Company may be unable to maintain adequate capital resources to provide for such requirements; trends in non-print media and changes in consumer habits regarding the use of paper, which have adversely affected and are expected to continue to adversely affect the demand for market pulp; risks related to the Company’s employees and its dependence on key personnel; the risk that the Company’s long-lived assets become impaired, requiring the Company to record non-cash impairment charges that could have a material impact on its results of operations; the risk that the Company’s insurance coverage may not be adequate; the Company’s reliance on third parties for transportation services; the Company’s ability to offer products certified to globally recognized forestry management and chain of custody standards and to meet customers’ product or project specifications; failures or security breaches of the Company’s information technology systems; risks and uncertainties resulting from acquisitions; evolving sustainability reporting requirements and the environmental, social and governance preferences of customers, investors and other stakeholders; potential increases to the Company’s restructuring costs; the Company’s ability to obtain additional funding, including, among other things, from government funding, public or private equity offerings, or debt financings, on favorable terms and on a timely basis, if at all; the Company’s ability to take certain actions with respect to its capital and debt structure; the Company’s level of indebtedness and its impact on the Company’s financial condition, results of operations and liquidity; the Company’s ability to comply with the terms of the temporary waiver obtained under its German revolving credit facility, to return to compliance by the end of the waiver period, or to obtain additional relief; changes in credit ratings issued by nationally recognized statistical rating organizations, which could adversely affect the Company’s cost of financing and the market price of its securities; the Company’s exposure to interest rate fluctuations; a weakening of the global economy, including capital and credit markets; political uncertainty, an increase in trade protectionism or geopolitical conflict and their effects on global macroeconomic activity and trade; the Company’s exposure to currency exchange rate fluctuations; a sustained relatively high interest rate environment, which could dampen macroeconomic conditions and business activity and reduce demand for the Company’s products; health epidemics or pandemics; losses resulting from unforeseen or catastrophic events, including terrorist attacks or natural disasters; extensive environmental regulation and the risk that the Company could incur substantial costs as a result of compliance with, violations of or liabilities under applicable environmental laws and regulations; changing energy legislation in Germany, where the Company sells surplus green energy, in response to high prices and energy shortages; the risk of violations of applicable laws relating to trade, export controls, foreign corrupt practices and competition by the Company’s international sales and operations; product liability claims; risks associated with any ongoing or new litigation; the risk that customers do not maintain their favorable perception of the Company’s brand and products, resulting in lower demand for its products; the risk that the Company’s products fail to perform or fail to meet customer requirements or expectations, resulting in significant additional costs; risks associated with strategic transactions; the risk that the Company is not able to successfully execute or achieve the potential benefits of the Company’s efforts to enhance its value; the substantial doubt about the Company’s ability to continue as a going concern; and other factors discussed in the Company’s filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and subsequent reports filed with the SEC. These forward-looking statements represent the Company’s judgment as of the date of this Current Report. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, the Company disclaims any intent or obligation to update any forward-looking statements after the date of this Current Report, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

4.1	2028 Notes Supplemental Indenture, dated as of October 30, 2026, between Mercer International Inc. and Computershare Trust Company, N.A., as trustee, relating to the 12.875% Senior Notes due 2028.

10.1*	Restructuring Support Agreement, dated as of November 2, 2026, by and among Mercer International Inc., certain of its subsidiaries, and the Consenting Senior Noteholders (as defined therein).

10.2*	Restructuring Support Agreement, dated as of November 2, 2026, by and among Mercer International Inc., certain of its subsidiaries, and the Consenting Equityholders (as defined therein).

10.3*	Backstop Commitment Letter, dated as of November 2, 2026, by and among Mercer International Inc., certain of its subsidiaries, and the Backstop Parties (as defined therein).

99.1	Press Release, dated November 2, 2026.

99.2	Cleansing Material.

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

*

Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K, and certain identified information has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2026		MERCER INTERNATIONAL INC.

	By:	/s/ Richard Short
Richard Short
Chief Financial Officer and Secretary